SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2009
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On February 17, 2009 the New York Stock Exchange notified the Company that it has fallen below the NYSE’s continued listing standard relating to the Company’s total market capitalization and its stockholders’ equity. The NYSE requires that the average market capitalization of a listed company be not less than $75 million over a consecutive 30 trading-day period and that stockholders’ equity be not less than $75 million.
Libbey intends to provide the NYSE, within 45 days from the date of the NYSE notice, a business plan that demonstrates Libbey’s strategy to return to compliance with these continued listing standards within 18 months. During this period, Libbey’s common stock will continue to be traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.
On February 20, 2009 Libbey Inc. issued a press release related to this matter, which is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
c)	Exhibits 99.1 Press release dated February 20, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: February 20, 2009	By:	/s/ Gregory T. Geswein
Gregory T. Geswein
Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Text of press release dated February 20, 2009